Exhibit 4.51

Execution Version

SUPPLEMENTAL AGREEMENT

17 SEPTEMBER 2008

DRILLSHIP SKOPELOS OWNERS INC.

as Owner

DEUTSCHE BANK AG, LONDON BRANCH

as Bookrunner and Joint Mandated Lead Arranger

DEXIA CREDIT LOCAL, NEW YORK BRANCH

as Joint Mandated Lead Arranger

DEUTSCHE BANK AG, LONDON BRANCH

and

DEXIA CREDIT LOCAL, NEW YORK BRANCH

as Swap Banks

DEUTSCHE BANK LUXEMBOURG S.A.

as Facility Agent

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT

as Security Trustee

Relating to

US$562,500,000 CREDIT FACILITY AGREEMENT

Dated 18 July 2008

ALLEN & OVERY

Allen & Overy LLP

London

THIS AGREEMENT is dated 17 September 2008

BETWEEN:

(1)	DRILLSHIP SKOPELOS OWNERS INC., a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the Owner);

(2)	DEUTSCHE BANK AG, LONDON BRANCH as bookrunner and joint mandated lead arranger and bookrunner (in this capacity the Bookrunner and Joint Mandated Lead Arranger);

(3)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as joint mandated lead arranger (in this capacity the Joint Mandated Lead Arranger);

(4)	DEUTSCHE BANK AG, LONDON BRANCH as swap bank (in this capacity a Swap Bank);

(5)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as swap bank (in this capacity a Swap Bank);

(6)	DEUTSCHE BANK LUXEMBOURG S.A., as facility agent and acting on behalf of the Finance Parties (as defined in the Credit Agreement) (the Facility Agent); and

(7)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT as security trustee (in this capacity the Security Trustee).

WHEREAS:

(A)	By the credit facility agreement dated 18 July 2008 between, inter alia, the Owner as the Borrower, the financial institutions referred to therein as Lenders, Deutsche Bank AG, London Branch as Bookrunner and Joint Mandated Lead Arranger, Dexia Credit Local, New York Branch as Joint Mandated Lead Arranger, Deutsche Bank AG, London Branch and Dexia Credit Local, New York Branch as Swap Banks, Deutsche Bank Luxembourg S.A. as the Facility Agent and Deutsche Bank AG Filiale Deutschlandgeschaft as the Security Trustee, (the Credit Agreement), the Lenders have made available to the Owner secured credit facilities up to US$562,500,000.

(B)	The Parties wish to amend the Credit Agreement in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

Unless a contrary indication appears, a term used in the Credit Agreement has the same meaning in this Agreement. The principles of construction set out in Clause 1.2 of the Credit Agreement shall have effect as if set out in this Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

(a)	As of and with effect from the date of this Agreement, the definition of Manager under the Credit Agreement will be amended to read as follows:

“Manager means Ocean Rig AS (whether acting alone or through Cardiff Marine Inc. as provider of certain administrative services) or such other person in each case approved by the Charterer from time to time and the Facility Agent (acting on the instructions of the Majority Lenders).”

(b)	As of and with effect from the date of this Agreement, Clause 3.1 (a) of the Credit Agreement will be amended to read as follows:

“(a) A Request in respect of any Loan may not be given until the Facility Agent has notified the Owner and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions Precedent) in respect of the Loan the subject of that Request in form and substance satisfactory to the Facility Agent or that it expects to receive outstanding documents or evidence on or before the Utilisation Date of such Loan or, in the case of evidence on the payment of the Equity Contribution, Balancing Equity Contribution or Equity Collateral, on or before the date which falls one (1) Business Day after the date of service of the relevant Request to the Facility Agent (provided that it will be a condition precedent to the obligations of each Lender to advance such Loan that, as at the relevant Utilisation Date (or, in the case of evidence of the payment of the Equity Contribution, Balancing Equity Contribution or Equity Collateral, as at the date which falls one (1) Business Day after the date the Request is served), such outstanding documents or evidence have been received by the Facility Agent in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Owner and the Lenders promptly upon being so satisfied.”

(c)	As of and with effect from the date of this Agreement, Clause 4.2 (a) (iii) (B) of the Credit Agreement will be amended to read as follows:

“(B)	for the second Incidental Vessel Costs Loan, is a date not earlier than 31 October 2008 and for any other Incidental Vessel Costs Loan, is a date falling at least three (3) months after the previous Incidental Vessel Costs Loan Utilisation Date;”

3.	REPRESENTATIONS AND WARRANTIES

The representations and warranties set out in Clause 14 (Representations and Warranties) of the Credit Agreement are true as if made on the date of this Agreement, in each case as if references to the Credit Agreement are references to the Credit Agreement, as amended by this Agreement, with reference to the facts and circumstances then existing.

4.	MISCELLANEOUS

(a)	This Agreement and the Credit Agreement as amended by this Agreement is a Finance Document.

(b)	Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the date of this Agreement, the Credit Agreement and this Agreement will be read and construed as one document.

5.	FURTHER ASSURANCE

Each of the Parties hereto shall do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.	GOVERNING LAW AND JURISDICTION

The provisions of Clause 35 (Governing Law) and Clause 36 (Enforcement) of the Credit Agreement shall be incorporated in this Agreement as if they were set out in full in this Agreement and as if references in that Clause to “this Agreement” are references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

DRILLSHIP SKOPELOS OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

/s/ Alexandros Mylonas
Signed by ALEXANDROS MYLONAS
as attorney for
DRILLSHIP SKOPELOS OWNERS INC.
in the presence of:

Witness:	/s/ Stelios N. Deverakis
STELIOS N. DEVERAKIS

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

6

SIGNATORIES

DRILLSHIP SKOPELOS OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

Signed by as attorney for
DRILLSHIP SKOPELOS OWNERS INC. in the presence of:

Witness:

The Bookrunner and Joint Mandated Lead Arranger

By:	/s/ Illegible /s/ Illegible
as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:	/s/ Illegible /s/ Illegible
as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

6

SIGNATORIES

DRILLSHIP SKOPELOS OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

Signed by as attorney for
DRILLSHIP SKOPELOS OWNERS INC. in the presence of:

Witness:

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:	/s/ Daniel Ivanier
as authorised signatory for	DANIEL IVANIER General Manager

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Daniel Ivanier
DANIEL IVANIER
as authorised signatory for	General Manager

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Facility Agent

acting on its own behalf and on behalf of the Finance Parties

By:	/s/ Illegible /s/ Illegible

as authorised signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By:

as authorised signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

The Facility Agent

acting on its own behalf and on behalf of the Finance Parties

By:

as authorised signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By:	/s/ Illegible /s/ Illegible
as authorised signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT